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PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2149


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:                    $100,000,000


CUSIP Number:                        59018Y JR3


Interest Rate:                       5.55% per annum


Original Issue Date:                 May 22, 2001


Stated Maturity Date:                May 21, 2004


Interest Payment Dates:              Each May 21 and November 21, commencing on
                                     November 21, 2001, until maturity.


Repayment at the Option
of the Holder:                       The Notes cannot be repaid prior to the
                                     Stated Maturity Date.

Redemption at the Option
of the Company:                      The Notes cannot be redeemed prior to the
                                     Stated Maturity Date.


Form:                                The Notes are being issued in fully
                                     registered book-entry form.


Trustee:                             The Chase Manhattan Bank


Dated:                               May 17, 2001